DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Filing Acknowledgement

August 28, 2006

Job Number
C20060830-0096

Corporation Number
E0648032006-5

Filing Description	**Document Filing Number**	**Date/Time of Filing**
Articles of Incorporation	20060554376-08	August 28, 2006 07:05:57 AM

Corporation Name	**Resident Agent**
INFOLINX COMMUNICATIONS LTD.	BUSINESSFILINGSINCORPORATED

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **INFOLINX COMMUNICATIONS LTD.**, did on August 28, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 31, 2006.

Dean Heller

DEAN HELLER
Secretary of State

By Diana A. Spelt

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0648032006-5
Document Number:
20060554376-08

Date Filed:
8/28/2006 7:05:57 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	InfoLinx Communications Ltd.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	BusinessFilingsIncorporated Name 6100 Neil Road, Suite 500 / Reno / Nevada 89511 Street Address / City / Zip Code Optional Mailing Address / City / State Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 400,000,000 Par value: $ $0.001 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Matthew Jones Name 183 Pemberton Avenue / N. Vancouver, British Columb / CAN V7P2R5 Street Address / City / State Zip Code 2. Name Street Address / City / State Zip Code 3. Name Street Address / City / State Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Thomas E. Stepp, Jr. / Thomas E. Stepp Jr. Name / Signature 32 Executive Park, Suite 105 / Irvine / CA 92614 Address / City / State Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] for BusinessFilings Incorporated / 08/24/06 Authorized Signature of R. A. or On Behalf of R. A. Company / Date

This form must be accompanied by appropriate fees.

InfoLinx Communications Ltd.
ADDITIONAL ARTICLES

SECTION 1. ACQUISITION OF CONTROLLING INTEREST

The Corporation specifically elects not to be governed by NRS 78.378 to 78.3793, inclusive.

SECTION 2. COMBINATIONS WITH INTEREST STOCKHOLDERS

The Corporation specifically elects not to be governed by NRS 78.411 to 78.444, inclusive.

SECTION 3. LIABILITY

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b) the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Section 3 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

SECTION 4. INDEMNIFICATION

(a) ***Right to Indemnification.*** The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b) ***Inurement.*** The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Section 4, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was

entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c) ***Non-exclusivity of Rights.*** The right to indemnification and to the advancement of expenses conferred by this Section 4 are not exclusive of any other rights that an Indemnitee may have or acquire pursuant to any statute, bylaw, agreement, vote of stockholders or disinterested directors, these Articles of Incorporation, or otherwise.

(d) ***Other Sources***. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other entity.

(e) ***Advancement of Expenses.*** The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.